                                                                     EXHIBIT 1.1

                      First USA Credit Card Master Trust
               Class A Floating Rate Asset Backed Certificates,
                                 Series 2001-2
               Class B Floating Rate Asset Backed Certificates,
                                 Series 2001-2


                            UNDERWRITING AGREEMENT
                            ----------------------


                                         March 2, 2001


Banc One Capital Markets, Inc.,
     as Representative of the
     Underwriters set forth herein
1 Bank One Plaza, Mail Suite IL1-0460
Chicago, Illinois 60670

Ladies and Gentlemen:

          First USA Bank, N.A., a national banking association (the "Bank"), has
                                                                     ----
duly authorized the issuance and sale to Banc One Capital Markets, Inc. (the "Representative"), Chase Securities Inc., Lehman Brothers Inc. and Salomon Smith
---------------
Barney, Inc., as underwriters (collectively with the Representative, the "Underwriters" and each individually, an "Underwriter") of First USA Credit Card
-------------                             -----------
Master Trust $1,250,000,000 aggregate principal amount of Class A Floating Rate Asset Backed Certificates, Series 2001-2 (the "Class A Certificates") and of
                                               --------------------
First USA Credit Card Master Trust $96,727,000 aggregate principal amount of Class B Floating Rate Asset Backed Certificates, Series 2001-2 (the "Class B
                                                                     -------
Certificates" and, together with the Class A Certificates, the "Certificates").
------------                                                    ------------
The Certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of September 1, 1992, as amended as of the date hereof (the "Master
                                                                      ------
Pooling and Servicing Agreement"), as supplemented by the Series 2001-2
-------------------------------
Supplement, dated as of the Closing Date (the "Supplement" and, together with
                                               ----------
the Master Pooling and Servicing Agreement, the "Pooling and Servicing
                                                 ---------------------
Agreement"), each by and between the Bank, as transferor and servicer, and The
---------
Bank of New York

(Delaware), a Delaware banking corporation, as trustee (in such capacity, the "Trustee").
 -------

          Each Certificate will represent an undivided interest in certain assets of First USA Credit Card Master Trust (the "Trust"). The property of the
                                                   -----
Trust will include, among other things, receivables (the "Receivables") arising
                                                          -----------
under certain MasterCard(R) and VISA(R)/1/ revolving credit card accounts
(the "Accounts").
      --------

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

          1.        Representations, Warranties and Agreements of the Bank.  The
                    ------------------------------------------------------
Bank represents and warrants to, and agrees with, the Underwriters as follows:

                    (a) The Bank has filed with the Securities and Exchange Commission (the "Commission"), on Form S-3, a registration statement
                 ----------
(Registration No. 333-87653) pursuant to Rule 415 under the Securities Act of 1933, as amended (such act, the "Act"). The Bank may have filed one or more
                                 ---
amendments thereto each of which amendments has previously been furnished to each of the Underwriters. The Bank will also file with the Commission a prospectus supplement in accordance with Rule 424(b) under the Act. As filed, the registration statement, including any amendments thereto, the form of prospectus supplement, and any prospectuses or prospectus supplements filed pursuant to Rule 424(b) under the Act relating to the Certificates shall, except to the extent that the Underwriters shall agree in writing to a modification, be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus supplement which has previously been furnished to the Underwriters) as the Bank has advised the Underwriters, prior to the Execution Time, will be included or made therein.

----------------------
     /1/ VISA(R) and MasterCard(R) are registered trademarks of VISA USA Incorporated and MasterCard International Incorporated, respectively.

          For purposes of this Agreement, "Effective Time" means the date and
                                           --------------
time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. Such registration
---------------
statement, as amended at the Effective Time, and including the exhibits thereto and any material incorporated by reference therein (including any Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets (as defined in Section 3(b) hereof) filed on Form 8-K), is hereinafter referred to as the "Registration Statement," and any final prospectus supplement (the
           ----------------------
"Prospectus Supplement") relating to the Certificates, as filed with the
----------------------
Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under
                                                            -----------
the Act is, together with the prospectus (such prospectus, in the form it appears in the Registration Statement or in the form filed with the Commission pursuant to Rule 424(b) together with the Prospectus Supplement being hereinafter referred to as the "Basic Prospectus"), hereinafter referred to as
                                ----------------
the "Prospectus".  "Execution Time" shall mean the date and time that this
     ----------     --------------
Agreement is executed and delivered by the parties hereto.

             (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus was first filed and on the Closing Date, the Prospectus did or will, comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission under the Act (the "Rules and Regulations"); on the Effective Date,
                               ---------------------
the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Bank makes no representation or warranty
            --------  -------
as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Bank by the Underwriters specifically for use in connection with preparation of the Registration Statement or the Prospectus.

             (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders' equity, results of operations, regulatory status or business prospects of the Bank and (ii) the Bank has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Bank that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Certificates, otherwise than as set forth or contemplated in the Prospectus.

             (d) The Bank is duly organized, validly existing and in good standing as a national banking association under the laws of the United States, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Certificates and the Transfer and Administration Agreement, dated as of the Closing Date (the "Transfer and Administration Agreement"), between the Bank and
                   -------------------------------------
Bankers Trust (Delaware), a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee on behalf of the First USA Secured Note Trust 2001-2 (in such capacity, the "Owner Trustee").
                                     -------------

             (e) This Agreement has been duly authorized and validly executed and delivered by the Bank.

             (f) The Pooling and Servicing Agreement has been duly authorized and, when executed and delivered by the Bank and assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, the Pooling and Servicing Agreement will have been duly and validly executed by the Bank and will conform in all material respects to the description thereof contained in the Prospectus.

             (g) The Certificates have been duly and validly authorized by all required action of the Bank, and, when duly and validly executed by the Bank, authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement, and delivered to and paid for by the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. As of the Closing Date, the Certificates will have been duly and validly executed by the Bank, and will conform in all material respects to the descriptions thereof contained in the Prospectus.

             (h) The Transfer and Administration Agreement has been duly authorized, and, when executed and delivered by the Bank and assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, the Transfer and Administration Agreement will have been validly executed by the Bank.

             (i) The Receivables delivered on the Closing Date to the Trustee pursuant to the Pooling and Servicing Agreement will conform in all material respects with the description thereof contained in the Prospectus.

             (j) Neither the transfer of the Receivables to the Trustee, nor the issuance, sale and delivery of the Certificates, nor the execution or delivery of this Agreement, the Transfer and Administration Agreement or the Pooling and Servicing Agreement, nor the consummation of any of the transactions herein or therein contemplated, nor the fulfillment of the terms of the Certificates, the Pooling and Servicing Agreement, the Transfer and Administration Agreement or this Agreement, will result in the breach of any term or provision of the organizational documents or by-laws of the Bank, or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Bank is a party or by which it or its properties is bound or may be affected or any statute, order or regulation applicable to the Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Bank or will result in the creation of any Lien upon any property or assets of the Bank (other than as contemplated in the Pooling and Servicing Agreement). The Bank is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it, that materially and adversely affects the ability of the Bank to perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Transfer and Administration Agreement or the Certificates.

             (k) There are no charges, investigations, actions, suits, claims or proceedings before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the best knowledge of the Bank, threatened that, separately or in the aggregate (i) could have a material adverse effect on (x) the general affairs, business, management, financial condition, stockholders' equity, results of operations, regulatory status or business prospects of the Bank or (y) the ability of the Bank to perform its obligations under this Agreement, the Transfer and Administration Agreement, the Pooling and Servicing Agreement, or the Certificates, (ii) assert the invalidity of this Agreement, the Transfer and Administration Agreement, the Pooling and Servicing Agreement, or the Certificates, (iii) seek to prevent the issuance, sale or delivery of the Certificates or any of the transactions contemplated by this Agreement, the Transfer and Administration Agreement or the Pooling and Servicing Agreement or (iv) seek to affect adversely the Federal income tax or ERISA attributes of the Certificates described in the Prospectus.

             (l) No Federal, state or local tax, including intangibles tax or documentary stamp tax, the non-payment of which would result in the imposition of a Lien on the Receivables or of transferee liability on the Trustee, is imposed with respect to the conveyance of the Receivables from the Bank to the Trust, or in connection with the issuance of the Certificates by the Trust, or the holding of the Receivables by the Trust, or in connection with any of the other transactions contemplated by this Agreement, the Transfer and Administration Agreement or the Pooling and Servicing Agreement. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Certificates or the execution and delivery of this Agreement, the Transfer and Administration Agreement or the Pooling and Servicing Agreement have been or will have been paid at or prior to the Closing Date.

             (m) As of the Closing Date, the representations and warranties of the Bank in the Pooling and Servicing Agreement, with regard to itself as both transferor and servicer and the Receivables (individually and in the aggregate), will be true and correct.

             (n) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Bank of or compliance by the Bank with this Agreement, the Transfer and Administration Agreement, the Pooling and Servicing Agreement, or the Certificates or the consummation of the transactions contemplated hereby or thereby except the filing of Uniform Commercial Code financing statements with respect to the Receivables.

             (o) As of the Closing Date, the Principal Receivables transferred to the Trust pursuant to the Pooling and Servicing Agreement will have an aggregate balance of not less than the sum of (i) the aggregate outstanding principal amount of all classes of all Series outstanding at the close of business on the Closing Date (including Series 2001-2), plus (ii) 4% of the
                                                        ----
amount stated in clause (i).

             (p) The Trust is not, and will not become as a result of the issuance and sale of the Certificates, subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").
      ---------

          2. Purchase, Sale, Payment and Delivery of Certificates.  On the
             ----------------------------------------------------
basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Bank agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Bank, on March 19, 2001 or on such other date as shall be mutually agreed upon by the Bank and the Underwriters (the "Closing Date"), the
                                                            ------------
amount and type of Certificates set forth in Schedule A opposite the name of each such Underwriter. The Class A Certificates being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to 99.80% of the principal amount thereof. The Class

B Certificates being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to 99.75% of the principal amount thereof.

          The closing of the sale of the Certificates (the "Closing") shall be
                                                            -------
held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m., New York City time, on the Closing Date. Payment of the purchase price for the Certificates being sold and purchased hereunder shall be made on the Closing Date by wire transfer of Federal or other immediately available funds to an account to be designated one business day prior to the Closing Date by the Bank, against delivery of the Certificates at the Closing on the Closing Date. Each of the Certificates to be so delivered shall be represented by one or more definitive certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company.

          3.   Offering by Underwriters.  (a)  It is understood that after
               ------------------------
the Effective Date the Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus.

              (b) Each Underwriter may provide to prospective investors the Series 2001-2 Term Sheet, dated February 28, 2001, relating to the Certificates (the "2001-2 Series Term Sheet") prepared by the Bank and attached hereto as
      ------------------------
Exhibit A, subject to the following conditions:

               (i) Such Underwriter shall have complied with the requirements of (A) the no-action letter, dated May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structure d Asset Corporation, as made applicable to other issuers and underwriters by the Commission in the response to the request of the Public Securities Association, dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), (B) the requirements of the no-
                          -----------------
      action letter, dated February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter") and (C) the requirements
                                          ----------
      of the no-action letter, dated April 5, 1996, issued by the Commission to Greenwood Trust Company (the "Greenwood Letter" and, together with the
                                    ----------------
      Kidder/PSA Letter and the PSA Letter, the "No-Action Letters").
                                                  -----------------

                (ii) Each Underwriter, severally, represents and warrants to the Bank that (a) it has not and will not use any information that constitutes "Computational Materials" with respect to the offering of the Certificates unless it has obtained the prior written consent of the Bank to such usage and (b) other than the 2001-2 Series Term Sheet, it has not and will not use any information that constitutes "Series Term Sheets," "ABS Term

     Sheets," "Structural Term Sheets" or "Collateral Term Sheets" with respect to the offering of the Certificates. For purposes hereof, "Series Term
                                                                -----------
     Sheet" shall have the meaning given such term in the Greenwood Letter and
     -----
     "Computational Materials" shall have the meaning given such term in the No-
     ------------------------
     Action Letters.  For purposes hereof, "ABS Term Sheets," "Structural Term
                                            ---------------    ---------------
     Sheets" and "Collateral Term Sheets" shall have the meanings given such
     ------       ----------------------
     terms in the PSA Letter.

            4.  Certain Agreements of the Bank.  The Bank covenants and
                ------------------------------
agrees with the several Underwriters as follows:

                (a) Immediately following the execution of this Agreement, the Bank will prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which such Certificates are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Bank deems appropriate. The Bank will transmit the Prospectus including such Prospectus Supplement to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing that complies with all applicable provisions of Rule 424(b). The Bank will advise the Representative promptly of any such filing pursuant to Rule 424(b).

                (b) The Bank will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplement without the consent of the Representative, which consent will not unreasonably be withheld; the Bank will also advise the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Bank will also advise the Representative promptly of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose and the Bank will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

                (c) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Bank promptly will advise the Representative thereof and will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Any such filing shall not operate as a waiver or limitation on any condition or right of the Underwriters hereunder.

                (d) As soon as practicable, but not later than sixteen months after the original effective date of the Registration Statement, the Bank will cause the Trust to make generally available to Certificateholders an earnings statement (or statements) of the Trust covering a period of at least twelve months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

                (e) The Bank will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus or prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

                (f) The Bank will promptly, from time to time, take such action as any Underwriter may reasonably request to qualify the Certificates for offering and sale under the securities laws of such jurisdictions as such Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Certificates, provided that in connection therewith the Bank shall not be required to qualify as a foreign corporation or dealer in securities or to file a general consent to service of process in any jurisdiction.

                (g) For a period from the date of this Agreement until the retirement of the Certificates, the Bank will deliver to the Representative the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

                (h) So long as any of the Certificates are outstanding, the Bank will furnish to the Representative (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Certificateholders or filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the
                                       ------------
Commission thereunder and (ii) from time to time, any other information concerning the Bank filed with any government or regulatory authority which is otherwise publicly available, as the Representative reasonably requests.

                (i) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Bank, the Bank shall use its best efforts to furnish such documents and take any such other actions.

                (j) The Bank will file with the Commission a report on Form 8-K with respect to the 2001-2 Series Term Sheet and a report on Form 8-K setting forth all Computational Materials described in Section 3 hereof provided to the Bank by any of the Underwriters and identified by such Underwriter as such within the time period allotted for such filing pursuant to the No-Action Letters.

            5.  Payment of Expenses.  The Bank will pay all expenses
                -------------------
incident to the performance of its obligations under this Agreement, including
(i) the printing of the 2001-2 Series Term Sheet and any Computational Materials described in Section 3 hereof, (ii) the printing of the Prospectus and of each amendment or supplement thereto, (iii) the preparation of this Agreement, the Transfer and Administration Agreement and the Pooling and Servicing Agreement, (iv) the preparation, issuance and delivery of the Certificates to the Underwriters, (v) the fees and disbursements of the Bank's counsel and accountants, (vi) the qualification of the Certificates under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters and in connection with the preparation of any blue sky and legal investment survey, (vii) the printing and delivery to the Underwriters of copies of the 2001-2 Series Term Sheet and any Computational Materials described in Section 3 hereof, (viii) the printing and delivery to the Underwriters of copies of the Prospectus and of each amendment or supplement thereto, (ix) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Certificates, (x) any fees charged by rating agencies for the rating of the Certificates, (xi) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. and (xii) the fees and expenses of the Trustee and its counsel.

            6.  Conditions of the Obligations of the Underwriters.  The
                -------------------------------------------------
obligations of the several Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Bank herein, to the accuracy of the statements of officers of the Bank made pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder and to the following additional conditions precedent:

                (a) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 1 hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Bank, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

                (b) On or prior to the date of the Prospectus and on or prior to the Closing Date, the Underwriters shall have received a letter or letters, dated as of the date of the Prospectus and as of the Closing Date, respectively, of Arthur

Andersen, LLP, Certified Public Accountants, substantially in the form of the drafts to which the Representative has previously agreed and otherwise in form and substance satisfactory to the Representative and its counsel.

                (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, or the Bank which, in the judgment of the Representative, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (ii) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system, or any setting of minimum prices for trading on such exchange or market system; (iii) any suspension of trading of any securities of BANK ONE CORPORATION on any exchange or in the over-the-counter market which materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (iv) any banking moratorium declared by Federal, Delaware or New York authorities; or (v) any outbreak or escalation of major hostilities or armed conflict, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity, or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

                (d) At the Closing Date, the Bank shall have furnished to the Representative certificates of a vice president or more senior officer of the Bank as to the accuracy of the representations and warranties of the Bank herein at and as of the Closing Date, as to the performance by the Bank of all of its obligations hereunder to be performed at or prior to such Closing Date, and as to such other matters as the Representative may reasonably request.

                (e) Christine A. Edwards, Chief Legal Officer, Executive Vice President and Secretary of BANK ONE CORPORATION, the parent corporation of First USA Bank, National Association, shall have furnished to the Representative her written opinion, addressed to the Representative and dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, substantially to the effect that:

                        (i) The Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States with full power and authority (corporate and other) to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under this Agreement, the Transfer and Administration Agree ment and the Pooling and Servicing Agreement (collectively referred to in this subsection (e) as the "Agreements"), and the Certificates
                                            ----------
                and had at all times, and now has, the power, authority and legal right to acquire, own and transfer the Receivables;

                        (ii) The Certificates have been duly authorized, executed and delivered by the Bank and, when duly authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

                        (iii) Each of the Pooling and Servicing Agreement and
                the Transfer and Administration Agreement has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding agreement of the Bank enforceable against the Bank in accordance with its terms, subject, as to enforceability, to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and the rights and powers of the FDIC;

                        (iv) This Agreement has been duly authorized, executed and delivered by the Bank;

                        (v) No consent, approval, authorization or order of any governmental agency or body is required for (A) the execution, delivery and performance by the Bank of its obligations under the Agreements or the Certificates, or (B) the issuance or sale of the Certificates, except such as have been obtained under the Act and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Certificates by the Underwriters and the filing of Uniform Commercial Code financing statements with respect to the Receivables;

                        (vi) To the best knowledge of such counsel, neither the execution and delivery of the Agreements or the Certificates by the Bank nor the performance by the Bank of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any violation of any statute or regulation or any order or decree of any court or governmental authority binding upon the Bank or its property, or conflict with, or result in a breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, the Bank's organizational documents or by-laws or any material indenture, loan agreement or other material agreement to which the Bank is a party or by which the Bank is bound;

                        (vii) To the knowledge of such counsel after due
                investigation, there are no legal or governmental proceedings pending to which the Bank is a party or to which the Bank is subject which, individually or in the aggregate (A) would have a material adverse effect on the ability of the Bank to perform its obligations under the Agreements or the Certificates, (B) assert the invalidity of the Agreements or the Certificates, (C) seek to prevent the issuance, sale or delivery of the Certificates or any of the transactions contemplated by the Agreements or (D) seek to affe ct adversely the Federal income tax or ERISA attributes of the Certificates described in the Prospectus;

                        (viii) The Registration Statement and the Prospectus
                (except for the financial statements, financial schedules and other financial and operating data included therein, as to which such counsel expresses no opinion) comply as to form with the Act and the Rules and Regulations;

                        (ix) The Registration Statement has become effective under the Act, and the Prospectus Supplement will be filed with the Commission pursuant to Rule 424(b) thereunder; and

                        (x) Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and Prospectus. Based upon her discussions with the Bank, its accountants and others, however, no facts have come to its attention that cause her to believe that the Prospectus (except for the financial statements, financial schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                        (f) The Representative shall have received a letter from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Bank, to the effect that the Representative may rely on its opinion to Moody's Investors Service, Inc. ("Moody's"),
                                                                 -------
                Standard & Poor's Ratings, a division of The McGraw-Hill Companies, Inc.("Standard & Poor's"), and Fitch, Inc. ("Fitch")
                                 -----------------                      -----
                with respect to certain bank regulatory matters.

                        (g) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Bank, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that the Certificates will be treated as indebtedness for Federal income tax purposes and for Delaware income tax purposes.

                        (h) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, substantially to the effect that:

                             (i) Each of the Pooling and Servicing Agreement and the Transfer and Administration Agreement (collectively referred to in this subsection (h) as the "Agreements") constitutes the valid and binding
                         ----------
                        obligation of the Bank, enforceable against the Bank in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of national banking associations as the same may be applied in the event of the bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of the Bank, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) the qualification that certain of the remedial provisions of the Agreements may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Agreements taken as a whole, and the Agreements, together with applicable law, contain adequate provisions for the practical realization of the benefits of the security created thereby and (y) such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

                             (ii)  The Certificates, when executed and
                        authenticated in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement;

                             (iii) This Agreement has been duly authorized,
                        executed and delivered by the Bank;

                             (iv)  Neither the execution, delivery or
                        performance by the Bank of the Agreements or this Agreement, nor the compliance by the Bank with the terms and provisions thereof or hereof, will contravene any provision of Applicable Law of the States of Delaware and New York or any Applicable Laws of the United States of America;

                             (v) Based on such counsel's review of applicable laws, no governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreements by the Bank or the enforceability of any of the Agreements against the Bank;

                             (vi) The Certificates, the Pooling and Servicing Agreement and this Agreement conform in all material respects to the descriptions thereof contained in the Prospectus;

                             (vii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the 1940 Act;

                             (viii) The statements in the Prospectus under the
                        heading "Certain Legal Aspects of the Receivables", to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects; and

                             (ix) Each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the General Rules and Regulations under the Act, except that in each case such counsel expresses no opinion as to the financial data included therein or excluded therefrom or the exhibits to the Registration Statement, and such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus.

                                Such opinion shall also state that such counsel has participated in conferences with officers and representatives of the Bank, counsel for the Bank, representatives of the independent accountants of the Bank and the Underwriters at which the contents of the Prospectus and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the

        Prospectus and shall have made no independent check or verification thereof, except for those made under the caption "Certain Legal Aspects of the Receivab les" to the extent set forth in paragraph (viii) above, on the basis of the foregoing, no facts shall have come to such counsel's attention that shall have led such counsel to believe that the Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express an opinion or belief with respect to the financial statements, schedules and other financial information included in such Prospectus or excluded therefrom.

                        (i) McGuire, Woods, Battle & Boothe, L.L.P., counsel for The Bank of New York, a New York banking corporation ("BONY"), in
                                                                   ----
        connection with the Agency Agreement, dated as of December 4, 1995, between BONY and the Trustee (the "Agency Agreement"), and counsel for
                                           ----------------
        the Trustee, shall have furnished to the Representative its written opinion, addressed to the Representative and dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, substantially to the effect that:

                                (i)   BONY is a banking corporation duly
                organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to execute, deliver and perform its obligations under the Agency Agreement;

                                (ii)  The Certificates have been duly
                authenticated by BONY pursuant to the Agency Agreement and in accordance with the Pooling and Servicing Agreement;

                                (iii) The Trustee is a banking corporation duly
                 organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Pooling and Servicing Agreement;

                                (iv) The Supplement has been duly authorized,
                executed and delivered by the Trustee, and the Pooling and Servicing Agreement constitutes a legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, except (x) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally (as such laws would apply in the event of the insolvency, receivership, conservatorship or reorganization of, or other similar occurrence with respect to, the Trustee), (y) that the enforceability of the Pooling and Servicing Agreement against the Trustee may be subject to the application of general principles of equity (regardless of whether considered or applied in a proceeding in equity or at law), and (z) that certain remedial provisions of the Pooling and Servicing Agreement may be unenforceable, in whole or in part against the Trustee, but the inclusion of such provisions does not affect the validity of the Pooling and Servicing Agreement, taken as a whole, and the Pooling and Servicing Agreement, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security provided thereby. Such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification that are violative of public policy underlying any law, rule or regulation;

                                (v) The execution and delivery by the Trustee of the Supplement, and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement, do not conflict with or result in a violation of (x) any law or regulation of the United States of America or the State of Delaware governing the banking or trust activities of the Trustee or (y) the amended and restated articles of association or by-laws of the Trustee; and

                                (vi) The execution and delivery by the Trustee
                of the Supplement, and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement, do not require any approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Delaware having jurisdiction over the banking or trust activities of the Trustee, except such as have been obtained, taken or made.

                           (j) Richards, Layton & Finger, counsel for First USA Secured Note Trust 2001-2 (the "Owner Trust") in connection with the
                                     -----------
     Transfer and Administration Agreement and the Indenture dated as of the Closing Date, between the Owner Trust and The Bank of New York, as indenture trustee, shall have furnished to the Representative its written opinion, addressed to the Representative and dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, substantially to the effect that:

                                (i) The Owner Trust is a business trust duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to execute, deliver and perform its obligations under the Transfer and Administration Agreement and the Indenture;

                                (ii) The Transfer and Administration Agreement, the Indenture and the secured notes issued by the Owner Trust pursuant to the Indenture (the "Notes") have been duly
                                                -----
                authorized, executed and delivered by the Owner Trust, and the Transfer and Administration Agreement, the Indenture and the Notes constitute legal, valid and binding agreements of the Owner Trust, enforceable against the Owner Trust in accordance with their respective terms, except (x) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally (as such laws would apply in the event of the insolvency, receivership, conservatorship or reorganization of, or other similar occurrence with respect to, the Owner Trustee),
                (y) that the enforceability of the Transfer and Administration Agreement, the Indenture and the Notes against the Owner Trust may be subject to the application of general principles of equity (regardless of whether considered or applied in a proceeding in equity or at law), and (z) that certain remedial provisions of the Transfer and Administration Agreement and the Indenture may be unenforceable, in whole or in part against the Owner Trust, but the inclusion of such provisions does not affect the validity of the Transfer and Administration Agreement and the Indenture, taken as a whole, and the Transfer and Administration Agreement, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security provided thereby. Such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification that are violative of public policy underlying any law, rule or regulation;

                                (iii) The execution and delivery by the Owner
                Trust of the Transfer and Administration Agreement, the Indenture and the Notes and the performance by the Owner Trust of its obligations under the Transfer and Administration Agreement, the Indenture and the Notes do not conflict with or result in a violation of (x) any law or regulation of the State of Delaware applicable to the Owner Trust, or (y) the Trust Agreement; and

                                (iv) The execution and delivery by the Owner Trust of the Transfer and

                Administration Agreement, the Indenture and the Notes and the performance by the Owner Trustee of its obligations under the Transfer and Administration Agreement, the Indenture and the Notes do not require any approval, authorization or other action by, or filing with, any governmental authority of the State of Delaware having jurisdiction over the Owner Trust, except such as have been obtained, taken or made.

                         (k) Richards, Layton & Finger, counsel for the Owner Trustee in connection with the Trust Agreement, relating to the establishment of the First USA Secured Note Trust 2001-2, between the Bank and the Owner Trustee, shall have furnished to the Representative its written opinion, addressed to the Representative and dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, substantially to the effect that:

                              (i) The Owner Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement;

                              (ii) The Trust Agreement has been duly authorized,
               executed and delivered by the Owner Trustee, and the Trust Agreement constitutes a legal, valid and binding agreement of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, except (x) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally (as such laws would apply in the event of the insolvency, receivership, conservatorship or reorganization of, or other similar occurrence with respect to, the Owner Trustee),
               (y) that the enforceability of the Trust Agreement against the Owner Trustee may be subject to the application of general principles of equity (regardless of whether considered or applied in a proceeding in equity or at law), and (z) that certain remedial provisions of the Trust Agreement may be unenforceable, in whole or in part against the Owner Trustee, but the inclusion of such provisions does not affect the validity of the Trust Agreement, taken as a whole, and the Trust Agreement, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security provided thereby. Such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification that are violative of public policy underlying any law, rule or regulation;

                              (iii) The execution and delivery by the Owner
               Trustee of the Trust Agreement, and the performance by the Owner Trustee of its obligations under the Trust Agreement, do not conflict with or result in a violation of (x) any law or regulation of the United States of America or the State of Delaware governing the banking or trust activities of the Owner Trustee, or (y) the organizational documents of the Owner Trustee; and

                              (iv) The execution and delivery by the Owner Trustee of the Trust Agreement and the performance by the Owner Trustee of its obligations under the Trust Agreement do not require any approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Delaware having jurisdiction over the banking or trust activities of the Owner Trustee, except such as have been obtained, taken or made.

                         (l) The Representative shall have received evidence satisfactory to the Representative and its counsel that, on or before the Closing Date, financing statements have been filed in the appropriate filing offices of the State of Delaware and such other jurisdictions as counsel to the Bank deems appropriate to reflect the interest of the Trustee in the Receivables.

                         (m) The Class A Certificates shall be rated "AAA" by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch and the Class B Certificates shall be rated at least "A" by Standard & Poor's, at least "A1" by Moody's and at least "A+" by Fitch on the Closing Date, and letters to such effect dated the Closing Date shall have been received from each Rating Agency.

                         (n)  All proceedings in connection with the
          transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Representative and its counsel, and the Representative and its counsel shall have received such information, certificates and documents as any of them may reasonably request.

                    7.   Indemnification and Contribution.
                         --------------------------------

                         (a) The Bank agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act and under Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or in any revision or amendment thereof or supplement thereto or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Bank will not be liable in
          --------  -------
          any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Bank by any Underwriter specifically for use therein or any revision or amendment thereof or supplement thereto. The foregoing indemnification with respect to any untrue statement or omission in any preliminary prospectus or prospectus supplement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Certificates, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Bank shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Certificates to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability provided that the Bank shall have identified to such Underwriter in writing such defect prior to the delivery of such written confirmation by such Underwriter to such person.

                         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Bank, its directors, each of the Bank's officers who signed the Registration Statement and each person, if any, who controls the Bank within the meaning of Section 15 of the Act and under Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or in any revision or amendment thereof or supplement thereto or any related preliminary prospectus or prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Bank by such Underwriter specifically for use therein or any revision or amendment thereof or supplement thereto, and agrees to reimburse such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability or action as such expenses are incurred.

                         (c) Promptly after receipt by an indemnified party under this Section 7 of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 7. In the event that any such action is brought against any indemnified party and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                         (d)  If the indemnification provided for in this
          Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the respective Underwriter on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and of the respective Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the respective Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Bank bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by any Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), each Underwriter shall not be required to contribute any amount in excess of the underwriting discount or commission applicable to the Certificates purchased by it hereunder. The Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of any of the equitable considerations referred to above in this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    8.   Survival.  The Bank and the Underwriters agree that the
                         --------
          respective representations, warranties and agreements made by them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon, in the case of the Bank, by each Underwriter and, in the case of the Underwriters, by the Bank, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Bank or the Underwriters, and that the respective representations, warranties and agreements (including without limitation the indemnity and contribution agreement) made by the Bank and the Underwriters herein or in any such certificate or other instrument shall survive the delivery of and payment for the Certificates.

                    9.   Termination.  This Agreement may be terminated in the
                         -----------
          sole discretion of the Underwriters by notice to the Bank given at or prior to the Closing Date in the event that the Bank shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto. Termination of this Agreement pursuant to this
          Section 9 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.


                    10.  Default by One or More of the Underwriters. If one or
                         ------------------------------------------
          more of the Underwriters shall fail on the Closing Date to purchase the Certificates which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the lead Under-
                          --------------------
          writer shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriter, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

               (a) if the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the applicable class of Certificates, each of the non-defaulting Underwriters of such class of Certificates shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder with respect to such class of Certificates bear to the underwriting obligations of all non-defaulting Underwriters of such class of Certificates, or

               (b) if the aggregate amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the applicable class of Certificates, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

               No action taken pursuant to this section shall relieve any defaulting Underwriter from liability in respect of its default.

               In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Bank shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

                    11.  Representation of the Underwriters.  Each of the
                         ----------------------------------
          Underwriters represents and warrants to, and agrees with, the Bank that (w) it has only issued or passed on and shall only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or who is a person to whom the document may otherwise lawfully be issued or passed on, (x) it has complied and shall comply with all applicable provisions of the Financial Services Act 1986 and other applicable laws and regulations with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (y) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and shall only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in the Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

                    12.  Notices.  All communications provided for or permitted
                         -------
          hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, if to (a) the Underwriters, addressed to Banc One Capital Markets, Inc., 1 Bank One Plaza, Mail Suite IL1-0460, Chicago, Illinois 60670, Attention: Asset Backed Finance, or to such other address as the Representative may designate in writing to the Bank or (b) the Bank, addressed to the Bank at 201 North Walnut Street, Wilmington, Delaware 19801, Attention: Jeff Rigg, Senior Vice President, telephone (302) 282-6935, telecopier: (302) 282-6605, with a copy to BANK ONE CORPORATION, One First National Plaza, Suite 0596 Chicago, Illinois 60670, Attention: Steve Etherington, Transaction Manager, Structured Finance, telephone: (312) 732-1893, telecopier:
          (312) 732-4055.

                    13.  Secondary Trust or Special Purpose Vehicle.  Each
                         ------------------------------------------
          Underwriter severally represents that it will not, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(11) of the Act) with respect to the Certificates, transfer, deposit or otherwise convey any Certificates into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Certificates without the prior written consent of the Bank.

                    14.  Successors.  This Agreement shall inure to the benefit
                         ----------
          of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed herein is intended or shall be construed to give any person other than the persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

                    15.  Severability of Provisions.  Any covenant, provision,
                         --------------------------
          agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                    16.  Entire Agreement.  This Agreement constitutes the
                         ----------------
          entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

                    17.  Amendment.  Neither this Agreement nor any term hereof
                         ---------
          may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                    18.  Headings. The headings in this Agreement are for the
                         --------
          purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                    19.  Counterparts. This Agreement may be executed in
                         ------------
          counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

                    20.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                         -------------
          CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will be a binding agreement among the undersigned in accordance with its terms.


                              Very truly yours,

                              FIRST USA BANK, N.A.,
                                as Transferor and Servicer



                              By:  /s/ Stephen R. Etherington
                                   -------------------------------
                                   Name:  Stephen R. Etherington
                                   Title: First Vice President

The foregoing Underwriting Agreement
is hereby agreed to as of the date
first above written.


BANC ONE CAPITAL MARKETS, INC.,
  for itself and as Representative
  of the Underwriters named in
  Schedule A hereto


By: /s/ David Dzuyk
   --------------------------
   Name:  David Duzyk
   Title: Managing Director

                                  SCHEDULE A



                                                  Aggregate Principal
                                                  Amount of the Class A
     Underwriter                                  Certificates
     -----------                                  ------------

     Banc One Capital Markets, Inc...             $  312,500,000
     Chase Securities Inc............                312,500,000
     Lehman Brothers Inc.............                312,500,000
     Salomon Smith Barney Inc........                312,500,000
                                                  --------------
               Total.................             $1,250,000,000
                                                  ==============


                                                  Aggregate Principal
                                                  Amount of the Class B
     Underwriter                                  Certificates
     -----------                                  ------------

     Banc One Capital Markets, Inc...             $24,181,750
     Chase Securities Inc............              24,181,750
     Lehman Brothers Inc.............              24,181,750
     Salomon Smith Barney Inc........              24,181,750
                                                  -----------
               Total.................             $96,727,000
                                                  ===========